SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): July 31, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 31, 2015, Christopher Ettel resigned his position as (a) a member of the Registrant's Board of Directors ("Board"), (b) a member of the Registrant's Compensation Committee, (c) a member of the Registrant's Investment Committee and (d) Chair of the Registrant's Nominating and Corporate Governance Committee. A copy of Mr. Ettel's resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On August 5, 2015, the Board appointed Stewart J. Brown to fill Mr. Ettel's vacancies on the Board, Compensation and Nominating and Corporate Governance Committees. The Board determined Mr. Brown to be independent under the rules of the NASDAQ Capital Market ("NASDAQ") and qualified to serve on the Board, Compensation, Investment and Nominating and Corporate Governance Committees.

Mr. Brown, 67, is currently a Director of Community and Southern Bank, where he chairs the Credit/Risk Committee. He was the Chairman of the Bank Audit Committee and is now a member of the Joint Audit Committee. He is also a Director of the Army Distaff Foundation, which serves the United States Army with a variety of services, including the operation of Knollwood, which is a United States Army retirement home for officers. Mr. Brown has over 45 years of experience in financial and organizational management in banking, finance, commercial real estate, strategic planning and the United States Army. Mr. Brown has also served as the past Chairman of the Board of Lodgian, Inc. of Atlanta and Opportunity Bank of Dallas. Mr. Brown is currently a Principal with Dunkirk Partners, where he performs management consulting and executive coaching services.

In accordance with the Registrant's non-employee director compensation policy, Mr. Brown will be entitled to receive $15,000 per annum for serving as a director and is eligible to receive the Registrant's common stock, incentive stock options, nonqualified stock options, restricted stock awards or restricted stock units pursuant to the Registrant's 2015 Long-Term Incentive Plan. Mr. Brown may also be reimbursed for his travel expenses incurred in connection with his attendance at full Board and Committee meetings.

There are no arrangements or understandings between Mr. Brown and any other person pursuant to which Mr. Brown was appointed to serve as a director of the Registrant. Mr. Brown does not have a direct or indirect interest in any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

ITEM 8.01 OTHER EVENTS.

On August 6, 2015, the Registrant filed a press release announcing the appointment of Mr. Brown as a director to the Board and the resignation of Christopher Ettel as a director from the Board. A copy of this press release is attached as an Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

99.1	Resignation letter, dated July 31, 2015, of Christopher Ettel.
99.2	Press release dated August 6, 2015, announcing the appointment of Stewart J. Brown as a director and the resignation of Christopher Ettel as a director.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: August 6, 2015

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Resignation letter, July 31, 2015, of Christopher Ettel.
99.2	Press release dated August 6, 2015, announcing the appointment of Stewart J. Brown as a director and the resignation of Christopher Ettel as a director.